AMENDMENT NO. 10

TO

STANDARD TERMS AND CONDITIONS OF TRUST

DATED AS OF APRIL 1, 1995

AND

EFFECTIVE APRIL 27, 1995

As Amended

FOR

SPDR® S&P MIDCAP 400 SM ETF TRUST

(“SPDR MIDCAP 400 TRUST”)

AND

ANY SUBSEQUENT AND SIMILAR

SERIES OF THE

SPDR MIDCAP 400 Trust

BETWEEN

PDR SERVICES LLC

AS SPONSOR

AND

THE BANK OF NEW YORK MELLON

(formerly, the Bank of New York)

AS TRUSTEE

DATED AS OF JUNE 2, 2025

This Amendment No. 10 (the “Amendment Agreement”) dated as of June 2, 2025 between PDR Services LLC, as sponsor (the “Sponsor”), and The Bank of New York Mellon, as trustee (the “Trustee”), amends the document entitled “STANDARD TERMS AND CONDITIONS OF TRUST DATED AS OF APRIL 1, 1995 AND EFFECTIVE APRIL 27, 1995 FOR SPDR® S&P MIDCAP 400 ETF TRUST (“SPDR MIDCAP 400 TRUST”) AND SUBSEQUENT AND SIMILAR SERIES OF SPDR MIDCAP 400 TRUST BETWEEN PDR SERVICES LLC, AS SPONSOR AND THE BANK OF NEW YORK MELLON AS TRUSTEE”, as amended (hereinafter referred to as “Standard Terms”).

WITNESSETH THAT:

WHEREAS, the parties hereto have entered into the Standard Terms to facilitate the creation of the SPDR MidCap 400 Trust; and

WHEREAS, the Sponsor and Trustee have entered into eight prior amendments to the Standard Terms, dated as of December 29, 1995, September 1, 1997, January 1, 1999, January 26, 2006, February 1, 2009, January 1, 2010, August 22, 2017, December 19, 2019 and March 4, 2024; and

WHEREAS, the parties hereto desire to amend the Standard Terms as more fully set forth below; and

NOW THEREFORE, in consideration of the promises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:

1. Effective immediately, the third sentence of the ninth paragraph of Section 3.04, “Certain Deductions and Distributions,” is amended to read in its entirety as follows:

Beneficial Owners as reflected on the records of the Depository and the DTC Participants on the Ex-Dividend Date (the “Record Date”) will be entitled to receive an amount, if any, representing dividends accumulated on the Securities through the quarterly dividend period which ends on the Business Day preceding such Ex-Dividend Date, net of fees and expenses, accrued daily for such period.

2. Pursuant to Section 10.01 of the Standard Terms, both parties to this Amendment Agreement hereby agree that paragraphs (1) through (5) of this Amendment Agreement are in regard to matters as will not adversely affect the interest of Beneficial Owners in compliance with the provisions of Section 10.01(a) thereof.

3. Pursuant to the second paragraph of Section 10.01 of the Standard Terms, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of this Amendment Agreement for transmittal by each such DTC Participant to Beneficial Owners of the Trust.

4. Except as amended hereby, the Standard Terms and any and all amendments thereto, now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Standard Terms.

5. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Standard Terms.

6. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

PDR SERVICES LLC, as Sponsor

By:	/s/ Timothy Reilly
Name: Timothy Reilly
Title: Head of Exchange Traded Solutions

ATTEST:	/s/ Patrick J. Troy
TITLE:	Notary

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Meghan Palleria
Name: Meghan Palleria
Title: Senior Director

ATTEST:	/s/ Christine L. Lestan
TITLE:	Notary

STATE OF MASSACHUSETTS	)
ss.:
COUNTY OF SUFFOLK	)

On this 13 day of August in the year 2025, before me personally appeared Meghan Palleria, to me known, who, being by me duly sworn, did depose and say that she is Senior Director of The Bank of New York Mellon, the bank and trust company described in and which executed the above instrument; and that she signed her name thereto by authority of the board of directors of said bank and trust company.

/s/ Christine L. Lestan
Notary Public

(Notarial Seal)

STATE OF NEW YORK	)
ss.:
COUNTY OF WESTCHESTER	)

On this 7th day of January in the year 2026, before me personally appeared Timothy Reilly, to me known, who, being by me duly sworn, did depose and say that he is the Head of Exchange Traded Solutions of PDR Services LLC, the limited liability company described in and which executed the above instrument; and that he signed his name thereto by like authority.

/s/ Patrick J. Troy
Notary Public

Patrick J. Troy
Notary Public, State of New York
Reg No. 02TR6184992
Qualified in Westchester County
Commission Expires August 29, 2025